                                                                 Exhibit 10.10

                     AMENDMENT, CONVERSION AND WAIVER AGREEMENT


     This AMENDMENT, CONVERSION AND WAIVER AGREEMENT, dated as of March 30, 1998, is made by and among HealthDrive Corporation, a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), DCC International Holdings B.V., a Netherlands corporation ("DCC HOLDINGS"), DCC Limited, an Isle of Man corporation, and the persons named as "Stockholders" on the signature pages hereto.

                                     BACKGROUND

     WHEREAS, the Company and DCC Limited entered into a Stock Purchase Agreement, dated as of October 3, 1989 (the "1989 PURCHASE AGREEMENT"), pursuant to which DCC Limited purchased an aggregate of 2,775 shares of the Company's Common Stock, $.01 par value per share (the "COMMON STOCK");

     WHEREAS, the Company and DCC Limited entered into a Stock Purchase Agreement, dated as of May 8, 1992, as amended by Amendment No. 1 thereto, dated as of May 24, 1995 (as so amended, the "1992 PURCHASE AGREEMENT"), pursuant to which DCC Limited purchased an aggregate of 571,428 shares of the Company's Class A Preferred Stock. $.01 par value per share (the "CLASS A STOCK"), and the 1989 Purchase Agreement was terminated;

     WHEREAS the Company and DCC Holdings entered into a Stock Purchase Agreement, dated as of April 28, 1994, as amended by Amendment No. 1 thereto, dated as of May 24, 1995 (as so amended, the "1994 PURCHASE AGREEMENT"), pursuant to which DCC Holdings purchased an aggregate of 181,818 shares of the Company's Class B Preferred Stock. $.01 par value per share (the "CLASS B STOCK"), and certain of the provisions of the 1992 Purchase Agreement were terminated;

     WHEREAS, in connection with the execution and delivery of the 1994 Purchase Agreement and the sale of the Class B Stock, DCC Limited, DCC Holdings and the "Stockholders" named therein entered into an Amended and Restated Stockholders Agreement, dated as of April 28, 1994, as amended by Amendment No. 1 thereto, dated as of May 24, 1995 (as so amended, the "STOCKHOLDERS AGREEMENT"), amending and restating a Stockholders Agreement, dated as of May 8, 1992, which amended and restated an earlier Stockholders Agreement, dated as of October 3, 1989;

     WHEREAS, pursuant to an Assignment and Assumption, dated as of August 25, 1995, DCC Limited transferred to DCC Holdings all of its right, title and interest in the outstanding Class A Stock as well as the rights of DCC Limited under the 1992 Purchase Agreement;

     WHEREAS, the Company proposes to enter into an Underwriting Agreement with H.C. Wainwright & Co., Inc. (the "REPRESENTATIVE"), contemplating an initial public offering of the Common Stock (the "OFFERING");

     WHEREAS, the Representative is unwilling to enter into the Underwriting Agreement unless DCC Holdings and DCC Limited each agree, subject to the consummation of the Offering, to (i) terminate each of the 1992 Purchase Agreement, the 1994 Purchase Agreement (other than with respect to registration rights) and the Stockholders Agreement, (ii) to waive all past instances of non-compliance by the Company with the terms of the 1992 Purchase Agreement, the 1994 Purchase Agreement and the Stockholders Agreement, and (iii) agree to convert their outstanding Class A Stock and Class B Stock into Common Stock concurrent with the closing of the Offering; and

     WHEREAS, the execution and delivery of this Amendment, Conversion and Waiver Agreement by DCC Holdings and DCC Limited is a condition precedent to the consummation of the Offering;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, DCC Holdings, DCC Limited and the persons named on the signature pages hereto hereby agree as follows:

1.   TERMINATION OF 1992 PURCHASE AGREEMENT.

     Subject to the closing of the Offering, the Company, DCC Limited and DCC Holdings each agree that the 1992 Purchase Agreement is hereby terminated in all respects, such termination to be effective contemporaneous with the closing of the Offering, with none of the Company, DCC Limited, DCC Holdings or any of their successors, assigns or transferees having any further rights or obligations thereunder upon and after the effectiveness of such termination.

2.   AMENDMENT OF 1994 PURCHASE AGREEMENT.

     Subject to the closing of the Offering, each of the Company and DCC Holdings agree that each of the provisions of the 1994 Purchase Agreement other than the provisions of Section 6 thereof are hereby terminated in all respects, such termination to be effective contemporaneous with the closing of the Offering, with none of the Company, DCC Holdings or any of their successors, assigns or transferees having any further rights or obligations under any provisions thereof (other than Section 6 thereof) following such effectiveness. Notwithstanding the termination of any other provision of the 1994 Purchase Agreement, the provisions of Section 6 shall remain in full force and effect following the closing of the Offering.


3.   TERMINATION OF STOCKHOLDERS AGREEMENT.

     Subject to the closing of the Offering, the Company, DCC Holding, DCC Limited and each of the Stockholders hereby agree that the Stockholders Agreement is hereby terminated in all respects, such termination to be effective contemporaneous with the closing of the Offering, with none of the Company, DCC Holdings, DCC Limited, any of the Stockholders or any of their successors, assigns or transferees having any further rights or obligations thereunder upon and after the effectiveness of such termination.

4.   WAIVER OF REGISTRATION RIGHTS.

     Each of DCC Holdings and DCC Limited hereby irrevocably waive, on behalf of themselves, their respective affiliates and transferees, any rights either of them or any of their affiliates may have to have any shares of the capital stock of the Company held by any of them or any of their affiliates or transferees included in the Offering or any registration statement filed by the Company with the Securities and Exchange Commission in connection therewith, whether arising under Section 6.1 of the 1994 Purchase Agreement or otherwise.

5.   AGREEMENT TO CONVERT PREFERRED STOCK.

     (a) DCC Holdings, as the holder of all of the 571,428 outstanding shares of the Class A Stock, hereby agrees to convert all of such shares of Class A Stock into the number of fully-paid and nonassessable shares of Common Stock determined in accordance with Section 5A of Article 4A of the Company's Certificate of Incorporation, as amended, effective upon the closing of the Offering, and hereby tenders the Company's Class A Convertible Preferred Stock certificate No. [2], representing all of such shares, for such conversion. Any certificates representing Common Stock issued by the Company in exchange for the certificates surrendered pursuant to this Section 5(a) shall be issued in the name of "DCC International Holdings, B.V."

     (b) DCC Holdings, as the holder of all of the 181,818 outstanding shares of the Class B Stock, hereby agrees to convert all of such shares of Class B Stock into the number of fully-paid and nonassessable shares of Common Stock determined in accordance with Section 5A of Article 4A of the Company's Certificate of Incorporation, as amended, effective upon the closing of the Offering, and hereby tenders the Company's Class B Convertible Preferred Stock certificate No. 1, representing all of such shares, for such conversion. Any certificates representing Common Stock issued by the Company in exchange for the certificates surrendered pursuant to this Section 5(b) shall be issued in the name of "DCC International Holdings B.V."

     (c) Notwithstanding the foregoing, nothing in this Section 5 shall be deemed to modify or amend the Company's right and obligation to consummate the automatic conversion of the outstanding Class A Stock and Class B Stock upon the closing of certain underwritten public offerings of Common Stock in accordance with Section 5O of Article 4A of the Company's Certificate of Incorporation.

6.   WAIVER OF NON-COMPLIANCE AND COVENANT NOT TO SUE.

     (a) In order to induce the Company and the Representative to consummate the Offering, and in acknowledgment of the substantial value that each of them will receive in connection therewith, each of DCC Holdings and DCC Limited, respectively, hereby, for themselves and each of their successors, assigns and transferees, hereby agree, contingent upon the closing of the Offering, to remise, release, and forever discharge (the "RELEASE"), the Company and each of the Stockholders, and their respective directors, officers, employees, principals, shareholders, successors, assigns and transferees (the "RELEASED PARTIES"), of and from any and all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands, liabilities and obligations whatsoever, of every name and nature, known and unknown, matured and unmatured, liquidated or unliquidated, fixed or contingent, both in law and in equity, under the laws of any jurisdiction, which DCC Holdings or DCC Limited, or any of their successors, assigns and transferees now have, may have had, or may in the future have, arising out of any failure by any of the Released Parties to comply with any of the warranties or covenants set forth in any of the 1989 Purchase Agreement, the 1992 Purchase Agreement, the 1994 Purchase Agreement or the Stockholders Agreement, PROVIDED, HOWEVER, that nothing in the Release is intended to remise, release or discharge the Company of (i) any of its obligations under Section 6 of the 1994 Purchase Agreement, or (ii) any of its obligations under Section 4.22 of the 1994 Agreement to pay to DCC Holdings an annual business development fee for periods ending on or prior to the closing date of the Offering, but only to the extent that such payment obligations have accrued and are payable, but have not been paid, on such date.

     (b) In order to induce the Company and the Representative to undertake the Offering, each of DCC Holdings and DCC Limited, on behalf of itself and its successors, assigns and transferees, hereby agrees, contingent upon the closing of the Offering, that it and its successors, assigns and transferees will not bring or institute any action, suit or proceeding and will not implead, join, seek contribution or indemnification from or otherwise involve as a party any of the Released Parties in any action, suit, or proceeding in violation of Section 6, which has been, was or could ever be brought by him, his successors, assigns or transferees against any of the Released Parties with respect to the Release, either in law or in equity.

7.   CONDITION PRECEDENT.

     Notwithstanding anything to the contrary in this Agreement, all of the obligations of DCC Holdings and DCC Limited hereunder shall be subject to and conditional upon (i) the closing of the Offering occuring on or before October 31, 1998, and (ii) the Offering being consummated at a price to public (prior to the deduction of any underwriting commissions or offering expenses) of not less than $5.00 per share of Common Stock sold in the Offering. In the event that either or both of these conditions is not satisfied, this Agreement and the obligations of the parties hereunder shall be deemed null and void as of the date hereof.

8.   GOVERNING LAW.

     This Amendment, Conversion and Waiver Agreement and the rights and obligations of the parties hereunder shall be deemed executed as a contract under seal in the Commonwealth of Massachusetts, and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have cause this Amendment, Conversion and Waiver Agreement to be duly executed as an instrument under seal as of the date first above written.


                         HEALTHDRIVE CORPORATION


                         By: /s/ Steven Charlap
                            -------------------------------
                              Title: Chief Executive Officer


                         DCC HOLDINGS INTERNATIONAL, B.V.


                         By: /s/ Fergal O'Dwyer
                            --------------------------------
                              "A" Managing Director

                         By:  ING TRUST (Nederland) B.V.


                              By: [unintelligible]
                                 ---------------------------
                                   "B" Managing Director


                         DCC LIMITED


                         By: [unintelligible]  /s/ J.D. Sayle
                            ---------------------------------
                              Title: Director      Alternate Director
                                                     to W. Brown

                         STOCKHOLDERS:

                         /s/  Steven Charlap, M.D.
                         -----------------------------------
                              Steven Charlap, M.D.



                          /s/ Alec H. Jaret, D.M.D.
                         -----------------------------------
                              Alec H. Jaret, D.M.D.

                          /s/ Cheryl V. Reicin
                         -----------------------------------
                              Cheryl V. Reicin